UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2004

TALX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1850 Borman Court
St. Louis, Missouri 63146
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 214-7000

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

     ☐ Written communications pursuant to Rule 425 under the Securities Act

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     ☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events

     1. Mr. Canfield Rule 10b5-1 Plan. The policy of TALX Corporation (“TALX” or the “Company”) regarding securities trades by TALX personnel permits sales of TALX securities under plans instituted pursuant to Securities and Exchange Commission Rule 10b5-1 (a “Rule 10b5-1 Plan”). SEC Rule 10b5-1 allows corporate executives to establish pre-arranged plans to purchase or sell a specified number of shares of Company stock in accordance with a plan schedule. Accordingly, these plans permit executives to change their investment portfolio gradually. This minimizes the market effects of stock purchases or sales by spreading them out over a more extended period of time rather than carrying out such transactions during limited trading windows following quarterly earnings announcements. It also avoids concerns about initiating stock transactions while the executive may be aware of material nonpublic information. Once a plan is established, the executive does not retain or exercise any discretion over purchases or sales of stock under the plan and the pre-planned trades can be executed at later dates as set forth in the plan, without regard to any subsequent material non-public information that the executive might receive.

     William W. Canfield, the Chairman, President and Chief Executive Officer of TALX has advised the Company that he intends to adopt a Rule 10b5-1 Plan on November 19, 2004, which provides for periodic sales of shares on the open market at prevailing market prices, subject to certain volume limits and minimum price requirements. This plan would be effective immediately, although no trading would be permitted under the plan until December 2, 2004.

     Under this plan, Mr. Canfield would direct a broker unaffiliated with TALX to sell, subject to certain conditions, up to 80,000 shares of TALX common stock held by him over the period that would commence December 2, 2004 and will end no later than November 18, 2005, with a maximum of 20,000 shares to be sold in any calendar month. Under the plan, Mr. Canfield will have no control over the timing of any sales of his TALX common stock. The transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

     By filing this report the Company does not undertake any obligation to report the establishment of future 10b5-1 plans by Mr. Canfield or other officers or directors of the Company or to report modifications, terminations, transactions or other activities under such plans.

     2. Mr. Canfield Offer of Settlement with SEC Staff. As previously reported, Mr. Canfield has advised the Company that he has made an offer of settlement that the staff is prepared to recommend be approved by the Securities and Exchange Commission (“the Commission”) to settle an ongoing investigation that includes him. The terms of the offer include the payment of a civil penalty and the disgorgement of certain amounts. In connection with the offer, he also expects to consent, without admitting or denying any wrongdoing, not to violate certain specified provisions of U.S. securities laws in the future. The offer of settlement made by Mr. Canfield does not constitute an offer of settlement from the Commission, and the SEC staff is unable to make any assurances regarding the Commission’s consideration or determination of any offer of settlement. The agreement is, therefore, subject to final approval by the Commission and the U.S. District Court for the Eastern District of Missouri.

     We cannot accurately predict the ultimate outcome of the SEC investigation. If the SEC or the court decides not to finally approve the proposed settlement, the SEC could initiate regulatory proceedings or an enforcement action against Mr. Canfield.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2004	TALX CORPORATION
	By:	/s/ William W. Canfield
William W. Canfield
President and Chief Executive Officer